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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934





      Date of Report (Date of earliest event reported) September 20, 1996



                       UNION PACIFIC RESOURCES GROUP INC.
                       ----------------------------------
               (Exact name of registrant as specified in charter)



     Utah                       1-13916                        13-2647483
--------------------------------------------------------------------------------
(State or other               (Commission                    (IRS Employer
jurisdiction of               File Number)                 Identification No.)
incorporation)


P.O. Box 7, 801 Cherry Street, Fort Worth, Texas                    76101
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number including area code      817-877-6000
                                                       ------------


(Former name or former address, if changed since last report)

Not applicable
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ITEM 5.  OTHER EVENTS.

Capital Budget

         On September 20, 1996, Union Pacific Resources Group Inc. ("UPR") announced that it increased its 1996 capital budget from $815 million to $975 million. Approximately 70 percent of such incremental capital will be budgeted for drilling and acreage acquisitions in the Austin Chalk, Gulf Coast and West Texas business units. The remaining 30 percent of such incremental capital will be budgeted for the development of gas value chain investments and producing property purchases. As of September 30, 1996, UPR spent approximately $615.7 million of its capital. There can be no assurance that all of UPR's budgeted capital will be spent by the end of 1996. Expected spending may be affected by UPR's success in acquiring certain oil and gas properties, the availability of and competitive circumstances involving acquisitions, changes in business and operating conditions and the timing of project investments.

         A copy of the press release issued by UPR announcing the increased capital budget is attached as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Employee Stock Ownership Programs

        Also on September 20, 1996, UPR announced its plan to institute two employee stock ownership programs: (i) an Employee Stock Ownership Plan ("ESOP") and (ii) a Broad-Based Stock Ownership Program ("BBOP"). Under the ESOP program, the ESOP will purchase from UPR 3.7 million shares or $101,750,000 of UPR common stock (the "Common Stock"), whichever is of greater value (as measured on the date of purchase). Such Common Stock purchase will be made with proceeds from a 30 year loan from UPR ("ESOP Loan"). Such Common Stock will fund UPR's future matching contributions under the Union Pacific Resources Company Employees' Thrift Plan. The ESOP Loan will be repaid over time. Employees will be eligible to participate in the ESOP immediately upon the effective date which is expected to be January 1, 1997. Generally, as shares of Common Stock are allocated to UPR employees, such allocated shares shall be included in the earnings per share calculation for UPR. Under the BBOP, approximately 120,000 shares of Common Stock will be issued in 1996 as restricted stock ("Restricted Stock") to all regular full-time non-union, non-executive UPR employees. Based on a September 30, 1996 market value of $27.50 per share of Common Stock, this issuance of Restricted Stock will result in UPR employees owning approximately $3.3 million of Common Stock. The purposes of the BBOP and ESOP are to maximize employee stock ownership of UPR. The ESOP and BBOP programs are not expected to have a material impact on UPR's cash flows or earnings per share.
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         A copy of the press release issued by UPR announcing the two employee stock ownership programs is attached as Exhibit 99.2 and is incorporated herein by reference in its entirety.

Forward Looking Statements

         This report contains forward looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such forward looking statements concern, among other things, capital expenditures, development activities, drilling activity, acquisitions and dispositions, and UPR's plans with respect to its stock ownership programs for employees. Such forward looking information is based upon management's current plans, expectations, estimates and assumptions and is subject to a number of uncertainties and risks that could significantly affect (i) current plans, (ii) anticipated actions, (iii) the timing of such actions and (iv) UPR's financial condition and results of operations. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in any forward looking statements made by or on behalf of UPR. The risks and uncertainties include generally (i) the volatility of oil and gas prices, (ii) economic, political, judicial and regulatory issues and developments, (iii) competition in the industry and competition for particular acquisitions, (iv) the economics of producing certain reserves, (v) demand for the supply of oil and gas, (vi) the ability to find or acquire and develop reserves of natural gas and crude oil, and (vii) changes in the market price of the Common Stock, which can be impacted by the foregoing as well as other factors.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)     Exhibits

99.1 Text of Press Release, dated September 20, 1996, issued by Union Pacific Resources Group Inc. announcing Increased Capital Budget.

99.2 Text of Press Release, dated September 20, 1996, issued by Union Pacific Resources Group Inc. announcing Two Employee Stock Ownership Programs.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        UNION PACIFIC RESOURCES GROUP INC.



                                        /s/ Joseph A. LaSala, Jr.
                                        ----------------------------------------
                                        By:   Joseph A. LaSala, Jr.
                                              Vice President and General Counsel

DATED:     October   , 1996
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                                 EXHIBIT INDEX

Exhibit                          Description
-------                          -----------
99.1 Text of Press Release, dated September 20, 1996, issued by Union Pacific Resources Group Inc.
                announcing Increased Capital Budget.

99.2 Text of Press Release, dated September 20, 1996, issued by Union Pacific Resources Group Inc.
                announcing Two Employee Stock Ownership Programs.